Exhibit 1.1

Execution

BETA BIONICS, INC.

7,652,175 Shares of Common Stock and

pre-funded warrants to purchase 1,043,484 Shares of Common Stock

Underwriting Agreement

September 15, 2026

J.P. MORGAN SECURITIES LLC

PIPER SANDLER & CO.

WELLS FARGO SECURITIES, LLC

LEERINK PARTNERS LLC

As Representatives of the

 several Underwriters listed

 in Schedule 1 hereto

c/o J.P. Morgan Securities LLC

270 Park Avenue

New York, New York 10017

c/o Piper Sandler & Co.

350 North 5th Street, Suite 1000

Minneapolis, Minnesota 55401

c/o Wells Fargo Securities, LLC

500 West 33rd Street, 14th Floor

New York, New York 10001

c/o Leerink Partners LLC

1301 Avenue of the Americas, 5th Floor

New York, New York 10019

Ladies and Gentlemen:

Beta Bionics, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom J.P. Morgan Securities LLC (“JPM”), Piper Sandler & Co. (“Piper”), Wells Fargo Securities, LLC (“Wells Fargo”) and Leerink Partners LLC (“Leerink Partners”) are acting as representatives (the “Representatives”), (i) an aggregate of 7,652,175 shares of common stock, par value $ 0.0001 per share, of the Company (“Common Stock”) of the Company (the “Underwritten Shares”) and (ii) pre-funded warrants to purchase an aggregate of 1,043,484 shares of Common Stock in the form attached hereto as Exhibit A (the “Warrants”). In addition, the Company proposes to issue and sell, at the option of the Underwriters, up to an additional 1,304,348 shares of common stock of the Company (the “Option Shares”). The Underwritten Shares and the Warrants are herein referred to as the “Underwritten Securities.” The Underwritten Shares and the Option Shares are herein referred to as the “Shares”. The Shares and the Warrants are herein referred to as the “Securities”. The shares of Common Stock issuable upon exercise of the Warrants are herein referred to as the “Warrant Shares.” The shares of Common Stock of the Company to be outstanding after giving effect to the sale of the Shares and the exercise of the Warrants are referred to herein as the “Stock”.

The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

1. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333-293702), including a prospectus, relating to certain securities, including shares of Common Stock and the Warrants, to be issued from time to time by the Company (the “Base Prospectus”). Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means the Base Prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information and the preliminary prospectus supplement thereto dated September 15, 2026 relating to the Securities in the form filed with the Commission pursuant to Rule 424(b) under the Securities Act, and the term “Prospectus” means the Base Prospectus and the final prospectus supplement in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this underwriting agreement (this “Agreement”) to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of the Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively with the pricing information set forth on Annex A, the “Pricing Disclosure Package”): the Preliminary Prospectus and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.

“Applicable Time” means 9:00 P.M., New York City time, on September 15, 2026.

2. Purchase of the Securities.

(a) The Company agrees to issue and sell the Underwritten Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase at a price per share of $16.215 (the “Share Purchase Price”) from the Company the respective number of Underwritten Shares set forth opposite such Underwriter’s name in Schedule 1 hereto, and to purchase from the Company the Warrants in respect of the respective number of Warrants set forth opposite such Underwriter’s name in Schedule 1 hereto at a price of $16.2149 per Warrant (the “Warrant Purchase Price”).

In addition, the Company agrees to issue and sell the Option Shares to the several Underwriters as provided in this Agreement, and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Company the Option Shares at the Share Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Shares but not payable on the Option Shares.

If any Option Shares are to be purchased, the number of Option Shares to be purchased by each Underwriter shall be the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Underwritten Shares set forth opposite the name of such Underwriter in Schedule 1 hereto (or such number increased as set forth in Section 10 hereof) bears to the aggregate number of Underwritten Shares being purchased from the Company by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Representatives in their sole discretion shall make.

The Underwriters may exercise the option to purchase Option Shares at any time in whole, or from time to time in part, on or before the thirtieth day following the date of the Prospectus, by written notice from the Representatives to the Company. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for, which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 10 hereof). Any such notice shall be given at least two business days prior to the date and time of delivery specified therein, provided that if such date and time of delivery are the same as the Closing Date, such notice may be given one business day prior to such date and time of delivery.

(b) The Company understands that the Underwriters intend to make a public offering of the Securities, and initially to offer the Securities on the terms set forth in the Pricing Disclosure Package. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter.

(c) Payment for the Securities shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representatives in the case of the Underwritten Securities, at the offices of Latham & Watkins LLP at 10:00 A.M. New York City time on September 17, 2026, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing or, in the case of the Option Shares, on the date and at the time and place specified by the Representatives in the written notice of the Underwriters’ election to purchase such Option Shares. The time and date of such payment for the Underwritten Securities is referred to herein as the “Closing Date”, and the time and date for such payment for the Option Shares, if other than the Closing Date, is herein referred to as the “Additional Closing Date”.

(d) Payment for the Securities to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Shares to be purchased on such date or the Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the sale of such Securities duly paid by the Company. Delivery of the Shares shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct. The Warrants shall be delivered to the Representatives in definitive form, registered in such names and in such denominations as the Representatives shall request in writing not later than the Closing Date. The Warrants will be made available for inspection by the Representatives on the business day prior to the Closing Date.

Notwithstanding the foregoing, the Company and the Representatives shall instruct purchasers of the Warrants in the public offering to make payment for the Warrants on the Closing Date to the Company by wire transfer in immediately available funds to the account specified by the Company at a purchase price of $17.2499 per Warrant, in lieu of payment by the Underwriters for such Warrants, and the Company shall deliver such Warrants to such purchasers on the Closing Date in definitive form against such payment, in lieu of the Company’s obligation to deliver such Warrants to the Underwriters; provided that, the underwriting discounts and commissions in respect of the Warrants, as calculated by subtracting the Price per Warrant set forth on Annex A hereto from the Warrant Purchase Price set forth in Section 2(a) hereof, shall be deducted and withheld from the amount otherwise payable by the Representatives to the Company for the Shares as set forth above in this Section 2(d).

In the event that any purchaser of the Warrants in the public offering fails to make payment to the Company for all or part of the Warrants (the “Failed Warrants”) on the Closing Date, the Representatives may elect, by written notice to the Company and payment of the Share Purchase Price by wire transfer in immediately available funds to the account specified by the Company at the location and time designated in this Section 2(d) for the Closing Date, to receive a number of shares of Common Stock equivalent to the number of Failed Warrants at the Share Purchase Price in lieu of the Failed Warrants that were otherwise to have been delivered to the purchasers thereof under this Agreement.

(e) The Company acknowledges and agrees that the Representatives and the other Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representatives nor the other Underwriters shall have any responsibility or liability to the Company with respect thereto. Any review by the Representatives and the other Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

3. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

(a) Preliminary Prospectus. No order preventing or suspending the use of the Preliminary Prospectus has been issued by the Commission, and the Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and the Preliminary Prospectus did not, at the time of filing thereof, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(b) Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof. No statement of material fact included in the Prospectus has been omitted from the Pricing Disclosure Package and no statement of material fact included in the Pricing Disclosure Package that is required to be included in the Prospectus has been omitted therefrom.

(c) Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex A hereto, including the free writing prospectus substantially in the form of Annex C, each electronic road show and any other written communications approved in writing in advance by the Representatives, such approval not to be unreasonably withheld, conditioned, or delayed. Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, or filed prior to the first use of such Issuer Free Writing Prospectus, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(d) Emerging Growth Company. From the time of initial confidential submission of the registration statement relating to the Company’s initial public offering to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication undertaken in reliance on Section 5(d) of the Securities Act) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on either Section 5(d) of, or Rule 163B under, the Securities Act.

(e) Testing-the-Waters Materials. The Company (i) has not engaged in any Testing-the-Waters Communications and (ii) has not authorized anyone to engage in Testing-the-Waters Communications. The Company has not distributed or approved for distribution any Written Testing-the-Waters Communications. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

(f) Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Securities has been initiated or, to the knowledge of the Company, threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will comply in all material respects with the Securities Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(g) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Pricing Disclosure Package, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h) Financial Statements. The financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) in the United States applied on a consistent basis throughout the periods covered thereby, except in the case of unaudited interim financial statements, which are subject to normal year-end adjustments, the effect of which would not individually or in the aggregate, be materially adverse, and do not contain certain footnotes as permitted by the applicable rules of the Commission, and any supporting schedules included or incorporated by reference in the Registration Statement present fairly in all material respects the information required to be stated therein; and the other financial information included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby; all disclosures included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable.

(i) No Material Adverse Change. Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package or the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company, other than those in the ordinary course of business, which are material with respect to the Company, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(j) Organization and Good Standing. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect.

(k) No Subsidiaries. The Company has no subsidiaries.

(l) Capitalization. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options or the vesting or settlement of restricted stock units (“RSUs”) referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus). The outstanding shares of capital stock of the Company, including any Option Shares to be purchased by the Underwriters from the Company, have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company, including any Option Shares to be purchased by the Underwriters from the Company, were issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(m) Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated has been duly and validly taken.

(n) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(o) Authorization and Description of Securities. The Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; and the issuance of the Shares is not subject to the preemptive or other similar rights of any securityholder of the Company that has not been validly waived. The Stock conforms in all material respects to all statements relating thereto contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same. The Warrants have been duly authorized by the Company and, when executed and delivered by the Company, will be valid and binding agreements of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles, and will conform in all material respects to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The Warrant Shares have been duly authorized and validly reserved for issuance upon exercise of the Warrants in a number sufficient to meet the current exercise requirements; the Warrant Shares, when issued and delivered upon exercise of the Warrants in accordance therewith, will be duly and validly issued, will be fully paid and nonassessable and will conform in all material respects to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and are not subject to any preemptive rights or similar rights that have not been validly waived.

(p) Description of the Underwriting Agreement. This Agreement conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(q) Absence of Violations, Defaults and Conflicts. The Company is not (A) in violation of its charter, by-laws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company is a party or by which it may be bound or to which any of the properties or assets of the Company is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The execution, delivery and performance by the Company of this Agreement and the Warrants, the issuance and sale of the Securities and the Warrant Shares by the Company and the consummation by the Company of the transactions contemplated herein and in the Registration Statement, the Pricing Disclosure Package and the Prospectus (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described therein under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect), nor will such action result in any violation of (i) the provisions of the charter, by-laws or similar organizational document of the Company or (ii) any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity, except, in the case of clause (ii) above, for such violation that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company.

(r) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities and the Warrant Shares and the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the Securities Act, regulations of the Commission under the Securities Act (the “Securities Act Regulations”), the rules of the Nasdaq Market (as defined below), state securities laws or the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(s) Absence of Proceedings. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company, which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect its properties or assets or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; and the aggregate of all pending legal or governmental proceedings to which the Company is a party or of which any of its properties or assets is the subject which are not described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

(t) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus which have not been so described and filed as required.

(u) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement, the Pricing Disclosure Package and the Prospectus are independent public accountants as required by the Securities Act, the Securities Act Regulations and the Public Company Accounting Oversight Board.

(v) Title to Property. The Company has good and marketable title to all real property owned by it and good title to all other properties owned by it, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or (B) do not, singly or in the aggregate, materially and adversely affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company; and all of the leases and subleases material to the business of the Company, and under which the Company holds properties described in the Registration Statement, the Pricing Disclosure Package or the Prospectus, are in full force and effect, and the Company does not have any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company to the continued possession of the leased or subleased premises under any such lease or sublease.

(w) Title to Intellectual Property. The Company owns or has rights to all trademarks, trade names, service marks, patents, patent applications, copyrights, domain names, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), inventions, technology, and other intellectual property, and any applications or registrations therefor (collectively, “Intellectual Property Rights”) which are material to or used in the conduct of its businesses as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus (“Company Intellectual Property Rights”). Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) the Company is the sole owner of the Company Intellectual Property Rights owned by it, other than any co-owner of any patent or patent application constituting such Intellectual Property Rights who is listed on the records of the U.S. Patent and Trademark Office (the “USPTO”) (or foreign equivalent), and without obligation to obtain consent to sublicense and without a duty of accounting to co-owners, as applicable; (ii) to the knowledge of the Company, no third party is infringing, misappropriating or otherwise violating, or has infringed, misappropriated or otherwise violated, any Company Intellectual Property Rights; (iii) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by any third party challenging the Company’s rights in or to any of its Company Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or, to the knowledge of the Company, threatened, action, suit, proceeding or claim by any third party challenging the validity, enforceability or scope of any Company Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (v) the Company has not received any written notice of, and, except as would not reasonably be expected to have a Material Adverse Effect, has not engaged in, any infringement, misappropriation or other violation of any valid third party Intellectual Property and, except as would not reasonably be expected to have a Material Adverse Effect, there is no pending or, to the knowledge of the Company, threatened, action, suit, proceeding or claim regarding any such infringement, misappropriation or violation of any third party Intellectual Property and the Company is unaware of any facts or circumstances which would form a reasonable basis for any such claim; (vi) the Company has complied in all material respects with the terms of each material agreement pursuant to which any permission to use Intellectual Property has been granted to the Company, the Company has not received any written notice alleging any material breach of such agreements and is unaware of any facts which would form a reasonable basis for any such claim, and all such agreements are in full force and effect by the Company and, to the knowledge of the Company, by all counterparties to such agreements; (vii) the Company is not obligated to pay a material royalty, grant a license or option, or provide other material consideration to any third party in connection with the Company Intellectual Property Rights; (viii) the Company takes and has taken commercially reasonable steps necessary to maintain and protect the confidentiality of material trade secrets and other confidential Company Intellectual Property; (ix) all employees or contractors engaged in the development of Intellectual Property Rights on behalf of the Company have executed a written agreement containing, to the Company’s knowledge, an enforceable invention assignment to the Company of such person’s rights, title and interest in and to such Intellectual Property Rights, and to the knowledge of the Company, no such agreement has been breached or violated; (x) to the knowledge of the Company, no employee of the Company is in or has been in violation of any material term of any employment contract, patent disclosure agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and (xi) no government funding, facilities or resources of a university, college, other educational institution or research center was used in the development of any Intellectual Property Rights that are owned or purported to be owned by the Company that would confer any governmental agency or body, university, college, other educational institution or research center any claim or right of ownership to any such Company Intellectual Property Rights. The Company expects that the product candidates described in the Registration Statement, the Pricing Disclosure Package and the Prospectus as under development by the Company upon commercialization of such product candidates will fall within the scope of the claims of one or more patents or patent applications owned or purported to be owned by, or exclusively licensed to, the Company.

(x) Patents and Patent Applications. (i) All patents and patent applications within the Company Intellectual Property Rights that are owned or purported to be owned by or, to the knowledge of the Company, exclusively licensed to the Company, have been duly and properly filed and maintained; (ii) the Company is unaware of any facts that would preclude the issuance of a valid and enforceable patent from any pending patent applications included in the Company Intellectual Property Rights that are owned or purported to be owned by or, to the knowledge of the Company, exclusively licensed to the Company, except as would not reasonably be expected to have a Material Adverse Effect; (iii) to the knowledge of the Company, the parties prosecuting such patent applications have complied with their duty of candor and disclosure to the USPTO in connection with such applications and all such requirements in the relevant foreign patent authorities having similar requirements; and (iv) to the knowledge of the Company, there is no third party patent or patent application that contains claims that dominate or may dominate (as such term is described in 35 U.S.C. §135 and 37 C.F.R. 41.100 to 41.208) the claims of any patents or patent applications within the Company Intellectual Property Rights that are owned or purported to be owned by or exclusively licensed to the Company or from which the issued claims of any of such patents or patent applications are derived (as such term is described in 35 U.S.C. §135 and 37 C.F.R. 42.400 to 42.412), except in each case as would not reasonably be expected to have a Material Adverse Effect.

(y) Lending Relationship. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Shares to repay any outstanding debt owed to any affiliate of any Underwriter.

(z) Investment Company Act. The Company is not required and, after giving effect to the offering and sale of the Securities and the application of net proceeds thereof as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (the “Investment Company Act”).

(aa) Payment of Taxes. All United States federal income tax returns of the Company required by law to be filed have been timely filed, such returns are accurate and complete in all respects and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided in accordance with GAAP or the amount of which would not result in a Material Adverse Effect. No assessment has been made that has not been settled for any United States federal income tax returns of the Company through the fiscal year ended December 31, 2025. The Company has timely filed all other tax returns that are required to have been filed by the Company pursuant to applicable foreign, state, local or other law (which returns are accurate and complete in all respects) except insofar as the failure to file such returns would not reasonably be expected to result in a Material Adverse Effect, and the Company has paid all taxes due pursuant to such returns or pursuant to any final assessment received by the Company, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company in accordance with GAAP, or except insofar as the failure to pay such taxes would not reasonably be expected to result in a Material Adverse Effect. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would no reasonably be expected result in a Material Adverse Effect.

(bb) Possession of Licenses and Permits. The Company possesses, or qualifies for an exemption from any applicable requirement to obtain, such permits, licenses, approvals, clearances, consents, exemptions, certificates, registrations and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by it, except where the failure so to possess would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company is in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company has no knowledge of any event that has occurred, which allows, or after notice or lapse of time would reasonably be expected to allow, revocation, termination or impairment of the rights of the holder of any such Governmental License, except for such revocations, terminations or impairments as would not, whether individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company has not received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

(cc) Absence of Labor Disputes. No labor dispute with the employees of the Company exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers, customers or contractors, which, in either case, would reasonably be expected to result in a Material Adverse Effect.

(dd) Compliance with Labor Laws. The Company is not in violation of and has not received notice of any violation with respect to any federal, state or local law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour laws, the violation of any of which could reasonably be expected to have a Material Adverse Effect.

(ee) Environmental Laws. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) the Company is not in violation of any applicable federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with their requirements, (C) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company and (D) to the Company’s knowledge, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company relating to Hazardous Materials or any Environmental Laws.

(ff) Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company under Section 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (iv) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA) and no Plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA is in “endangered status” or “critical status” (within the meaning of Sections 304 and 305 of ERISA); (v) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (vi) no “reportable event” (within the meaning of Section 4043(c) of ERISA and the regulations promulgated thereunder) has occurred or is reasonably expected to occur; (vii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; and (viii) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guarantee Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA), except in each case with respect to the events or conditions set forth in (i) through (viii) hereof, as would not, individually or in the aggregate, have a Material Adverse Effect.

(gg) Accounting Controls. The Company maintains effective internal control over financial reporting (as defined under Rules 13a-15 and 15d-15 under the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(hh) eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ii) Insurance. The Company carries or is entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that it will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to result in a Material Adverse Effect. The Company has not been denied any insurance coverage which it has sought or for which it has applied.

(jj) Data Privacy & Cybersecurity. Except as would not be expected, individually or in the aggregate, to result in a Material Adverse Effect, (A) since January 2022, there have been no security breaches or intrusions of the Company’s IT systems, networks, hardware, software, data, databases or services owned, leased, or licensed by the Company in the operation of the business as currently conducted (“IT Systems”) or resulting in any accidental, unlawful or unauthorized access, use, loss, exfiltration, alteration, encryption, destruction, or disclosure of Personal Data that required notice to any individual or Governmental Entity under Privacy Laws (“Security Incident”) including with respect to Personal Data of its customers, employees, or any third party which is maintained, processed or stored by the Company or the Company’s authorized suppliers or vendors on behalf of the Company (“Data Partners”); (B) neither the Company nor, to the knowledge of the Company, any Data Partners have been notified of, and each of them have no knowledge of any event or circumstances that could reasonably be expected to result in any Security Incident; and (C) the Company and, to the knowledge of the Company, its Data Partners have implemented and maintained commercially reasonable measures (taking into account the Company’s size and resources as well as the nature and purpose of the processing and the types of Personal Data) designed to protect their IT Systems and Personal Data processed by or on behalf of the Company against Security Incidents that are reasonably consistent with any industry standards to which the Company certifies or as otherwise required by applicable regulatory requirements and legally binding standards. Except as would not be expected, individually or in the aggregate, to result in a Material Adverse Effect, since January 2022, the Company and, to the knowledge of the Company, its Data Partners are presently, and have been, in compliance with (i) all applicable Privacy Laws governing the Company’s processing of Personal Data, (ii) applicable published, public-facing privacy policies, and (iii) obligations contained in any written contract to which the Company is legally bound governing the privacy and the security of IT Systems and Personal Data . As used herein, “Personal Data” shall mean information in the Company’s possession, custody, or control that constitutes “personal data,” “personal information,” “protected health information,” or similar term as defined by Privacy Laws, and “Privacy Laws” shall mean each applicable law, all rules and regulations promulgated thereunder, and all guidance, guidelines or standards, judgments, or orders of any court or arbitrator or governmental or regulatory authority governing the protection, privacy, and security of Personal Data.

(kk) Foreign Corrupt Practices Act. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ll) Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions in which the Company conducts business, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(mm) OFAC. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or representative of the Company is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, His Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions, in violation of Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(nn) Compliance with Health Care Laws. The Company is and, since January 2022, has been in compliance with all applicable Health Care Laws, except where failures to so comply would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. For purposes of this Agreement, “Health Care Laws” means: (i) the applicable provisions of the Federal Food, Drug, and Cosmetic Act (21 U.S.C. Section 301 et seq.) (ii) all applicable federal, state, local and foreign health care fraud and abuse laws, including, without limitation, the Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the Civil False Claims Act (31 U.S.C. Section 3729 et seq.), the criminal false statements law (42 U.S.C. Section 1320a-7b(a)), 18 U.S.C. Sections 286, 287, and 1349, the health care fraud criminal provisions under the Health Insurance Portability and Accountability Act (42 U.S.C. Section 1320d et seq.) (“HIPAA”), the civil monetary penalties law (42 U.S.C. Section 1320a-7a), the exclusion law (42 U.S.C. Section 1320a-7), the Physician Payments Sunshine Act (42 U.S.C. Section 1320-7h), and applicable laws governing government funded or sponsored healthcare programs; (iii) HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.); (iv) all other similar local, state, federal, national, supranational and foreign laws; and (v) the regulations promulgated pursuant to such applicable laws set forth in subparts (i) through (iv). The Company has not received any FDA Form-483, written notice of adverse finding, warning letter, untitled letter, or other written notice alleging or asserting material noncompliance with any applicable Health Care Laws or any Governmental Licenses required pursuant to any applicable Health Care Laws, nor has the Company received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or governmental authority or any other third party alleging that any product, operation, or activity is in material noncompliance with any applicable Health Care Laws or Governmental Licenses; nor, to the Company’s knowledge, is any such written notice, claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action threatened. Except as would not be expected, individually or in the aggregate, to result in a Material

Adverse Effect, the Company has filed, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments (“Submissions”) as required by any applicable Health Care Laws, and all such Submissions were accurate on the date filed (or were corrected or supplemented by a subsequent submission). The Company is not a party to any corporate integrity agreements, deferred or non-prosecution agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any Governmental Entity. Neither the Company nor any of its employees, officers, directors, or, to the Company’s knowledge, agents has been excluded, suspended or debarred from participation in any U.S. federal health care program or human clinical research.

(oo) Clinical Studies. The preclinical studies, clinical trials and tests conducted or sponsored by or on behalf of the Company, or in which the Company has participated with respect to its products or product candidates, including without limitation, any such studies, tests and trials that are described in, or the results of which are referred to in, the Registration Statement, the Pricing Disclosure Package, and the Prospectus (collectively “Studies”) were and, if still pending, are being conducted in all material respects in accordance with all applicable Health Care Laws, Governmental Licenses, and any protocols to which such studies, tests, or trials are or were subject; each description of such Studies, and the results thereof, contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus is accurate in all material respects, and the Company has no knowledge of any other studies or tests, the results of which are inconsistent with, or otherwise call into question, the results described or referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus; the Company has not received any written notices or other written correspondence from the FDA or any other federal, state, local or foreign governmental or regulatory authority, or any institutional review board having authority over the conduct of such Studies, requiring or threatening the termination, suspension or material modification of any Studies currently being conducted or proposed to be conducted by or on behalf of the Company, other than ordinary course communications with respect to modifications in connection with the design and implementation of such Studies, and, to the Company’s knowledge, there are no reasonable grounds for the same.

(pp) Safety Notices. The manufacture of the Company’s products by or, to the knowledge of the Company, on behalf of the Company, is being and since January 2022, has been, conducted in compliance in all material respects with all applicable Health Care Laws, including, without limitation, the FDA’s current good manufacturing practice regulations codified at 21 C.F.R. Part 820, and, to the extent applicable, the respective counterparts thereof promulgated by governmental authorities in countries outside the United States. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there have been no material recalls, field notifications, field corrections, market withdrawals or replacements, warnings, “dear doctor” letters, investigator notices, safety alerts or other notice of action relating to an alleged lack of safety, efficacy, or regulatory compliance of the Company’s products (collectively, “Safety Notices”); and to the Company’s knowledge, there are no facts that would be reasonably likely to result in (x) a material Safety Notice with respect to the Company’s products, (y) a material change in labeling of any of the Company’s products due to safety or efficacy concerns, or (z) a termination or suspension of marketing or testing of any of the Company’s products.

(qq) No Broker’s Fees. The Company is not a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(rr) No Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the Securities Act pursuant to this Agreement, other than those rights that have been disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus and have been waived.

(ss) No Stabilization. Neither the Company nor, to the Company’s knowledge, any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed, or would reasonably be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the Exchange Act.

(tt) Margin Rules. Neither the issuance, sale and delivery of the Shares nor the application of the proceeds thereof by the Company as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(uu) Statistical and Market Data. Any statistical and market-related data included in the Registration Statement, the Pricing Disclosure Package or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate in all material respects, or represent the Company’s good faith estimates that are made on the basis of data derived from such sources, and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(vv) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(ww) Company Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act Regulations) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

4. Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

(a) Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; the Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request. The Company will pay the registration fee for this offering within the time period required by Rule 456(b)(1) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b) Delivery of Copies. The Company will deliver, upon written request, without charge, (i) to the Representatives, five signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein and each Issuer Free Writing Prospectus) as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(c) Amendments or Supplements, Issuer Free Writing Prospectuses. Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement, the Pricing Disclosure Package or the Prospectus, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object.

(d) Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing (which may be by electronic mail), (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Pricing Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication or any amendment to the Prospectus has been filed or distributed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information including, but not limited to, any request for information concerning any Testing-the-Waters Communication; (v) of the issuance by the Commission or any other governmental or regulatory authority of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package, the Prospectus or any Written Testing-the-Waters Communication or, to the knowledge of the Company, the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, any of the Pricing Disclosure Package or any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package, or any such Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication is delivered to a purchaser, not misleading; (vii) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (viii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction, or, to the knowledge of the Company, the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or any Written Testing-the-Waters Communication or suspending any such qualification of the Securities and, if any such order is issued, will use reasonable best efforts to obtain as soon as possible the withdrawal thereof.

(e) Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event or development shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented (or any document to be filed with the Commission and incorporated by reference therein) will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event or development shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Pricing Disclosure Package (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law.

(f) Blue Sky Compliance. If required by applicable law, the Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request will continue such qualifications in effect so long as required for distribution of the Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g) Earning Statement. The Company will make generally available to its security holders and the Representatives as soon as reasonably practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement; provided that the Company will be deemed to have furnished such statement to its security holders and the Representatives to the extent they are filed on the Commission’s Electronic Data Gathering Analysis and Retrieval system (“EDGAR”).

(h) Clear Market. For a period of 60 days after the date of the Prospectus (the “Restricted Period”), the Company will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, hedge, lend, or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the Commission a registration statement under the Securities Act relating to, any shares of Stock or any securities convertible into or exercisable or exchangeable for Stock, or publicly disclose the intention to undertake any of the foregoing, or (ii) enter into any swap, hedging or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise, without the prior written consent of J.P. Morgan Securities LLC and Piper Sandler & Co., other than the Securities to be sold hereunder and the delivery of the Warrant Shares upon exercise of the Warrants.

The restrictions described above do not apply to (i) the issuance of shares of Stock or securities convertible into or exercisable for shares of Stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options (including net exercise) or the settlement of RSUs (including net settlement), in each case outstanding on the date of this Agreement and described in the Prospectus; (ii) grants of stock options, stock awards, restricted stock, RSUs, or other equity awards and the issuance of shares of Stock or securities convertible into or exercisable or exchangeable for shares of Stock (whether upon the exercise of stock options, vesting and settlement of RSUs or otherwise) to the Company’s employees, officers, directors, advisors, or consultants pursuant to the terms of an equity compensation plan in effect as of the Closing Date and described in the Prospectus, provided that any director or executive officer appointed after the date hereof who is a recipient of such award during the Restricted Period enter into a lock-up agreement with the Underwriters substantially in the form of Exhibit B hereto; (iii) the issuance of up to 5% of the outstanding shares of Stock, or securities convertible into, exercisable for, or which are otherwise exchangeable for, Stock, immediately following the Closing Date, in acquisitions, including pursuant to any employee benefit plan assumed in any such acquisition, joint ventures, collaborations, licensing or other commercial relationships, or any other similar strategic transactions, provided that such recipients enter into a lock-up agreement with the Underwriters substantially in the form of Exhibit B hereto; (iv) the filing of, or the announcement of an intention of the filing of, any registration statement on Form S-8 (or any successor form thereto) relating to securities granted or to be granted pursuant to any plan in effect on the date of this Agreement and described in the Prospectus or any assumed benefit plan pursuant to an acquisition or similar strategic transaction; or (v) the establishment of trading plans on behalf of stockholders, officers or directors pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Stock, provided that such plans do not provide for the transfer of Stock during the Restricted Period.

(i) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Use of Proceeds”.

(j) No Stabilization. Neither the Company nor its affiliates will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Stock.

(k) Exchange Listing. The Company will use its reasonable best efforts to list for quotation the Shares and the Warrant Shares on the Nasdaq Global Market (the “Nasdaq Market”).

(l) Reports. For a period of three years from the date of this Agreement, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, the Company will furnish to the Representatives, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Securities or Warrant Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Representatives to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system.

(m) Record Retention. For a period of three years from the date of this Agreement, the Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(n) Shelf Renewal. If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Securities remain unsold by the Underwriters, the Company will, prior to the Renewal Deadline, file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form satisfactory to the Representatives. If the Company is not eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Securities, in a form satisfactory to the Representative, and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the issuance and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(o) Emerging Growth Company. The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of Shares within the meaning of the Securities Act and (ii) completion of the Restricted Period.

(p) Warrant Shares Reserved. The Company shall, at all times while any Warrants are outstanding, reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of such Warrants, the number of Warrant Shares that are initially issuable and deliverable upon the exercise of the then-outstanding Warrants.

5. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a) It has not and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration

Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show approved by the Company in advance in writing), or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b) It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Securities unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that Underwriters may use a term sheet substantially in the form of Annex D hereto without the consent of the Company; provided further that any Underwriter using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet.

(c) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

6. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Underwritten Securities on the Closing Date or the Option Shares on the Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

(c) No Material Adverse Change. No event or condition of a type described in Section 3(i) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(d) Officer’s Certificate. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is satisfactory to the Representatives (i) confirming that such officers have carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the knowledge of such officers, the representations set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be, and (iii) to the effect set forth in paragraphs (a), (b) and (c) above.

(e) Comfort Letters. On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, Ernst & Young LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than two business days prior to such Closing Date or such Additional Closing Date, as the case may be.

(f) Opinion and 10b-5 Statement of Counsel for the Company. Cooley LLP, counsel for the Company, shall have furnished to the Representatives, at the request of the Company, its written opinion and 10b-5 statement, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(g) Opinion of Intellectual Property Counsel for the Company. Patnstr, APC, intellectual property counsel for the Company, shall have furnished to the Representatives, at the request of the Company, its written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(h) Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and 10b-5 statement, addressed to the Underwriters, of Latham & Watkins LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(i) No Legal Impediment to Issuance and Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Securities by the Company.

(j) Good Standing. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company in its jurisdiction of organization and its good standing in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(k) Exchange Listing. The Company shall have notified the Nasdaq Market of the listing of the Shares to be delivered on the Closing Date or the Additional Closing Date, as the case may be, and any Warrant Shares, when issued and delivered upon exercise as provided under the Warrants, and the Nasdaq Market shall not have notified the Company that it has any objection to such notification.

(l) Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit B hereto, between you and certain officers and directors of the Company relating to sales and certain other dispositions of shares of Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date or the Additional Closing Date, as the case may be.

(m) Additional Documents. On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7. Indemnification and Contribution.

(a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable and documented legal fees and other reasonable and documented expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any Written Testing-the-Waters Communication, any road show as defined in Rule 433(h) under the Securities Act (a “road show”) or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in paragraph (b) below.

(b) Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, any road show or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the third paragraph under the caption “Underwriting” and the information contained in the sixteenth and seventeenth paragraphs under the caption “Underwriting.”

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 7, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under the preceding paragraphs of this Section 7. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section that the Indemnifying Person may designate in such proceeding and shall pay the reasonable and documented fees and expenses in such proceeding and shall pay the reasonable and documented fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such reasonable and documented fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for reasonable and documented fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraphs (a) or (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters on the other, from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Underwriters on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Company, on the one hand, and the Underwriters on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to paragraph (d) above were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any reasonable and documented legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of paragraphs (d) and (e), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to paragraphs (d) and (e) are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8. Effectiveness of Agreement. This Agreement shall become effective as of the date first written above.

9. Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date or, in the case of the Option Shares, prior to the Additional Closing Date: (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange or The Nasdaq Stock Market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

10. Defaulting Underwriter.

(a) If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Securities that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, does not exceed one-eleventh of the aggregate number of Securities to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Securities that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Securities that such Underwriter agreed to purchase on such date) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Securities that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate amount of Securities to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Securities on the Additional Closing Date, as the case may be, shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

11. Payment of Expenses.

(a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares to the Underwriters, or in the case of the Warrants, to the purchaser thereof, pursuant to this Agreement;; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the fees and expenses of the Company’s counsel and independent accountants; (iv) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters in an amount not to exceed $30,000 when taken together with the reasonable fees and expenses reimbursed pursuant to clause (vii) below); (v) the cost of preparing stock certificates; (vi) the costs and charges of any transfer agent and any registrar; (vii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA in an amount not to exceed $30,000 when taken together with the reasonable fees and expenses reimbursed pursuant to clause (iv) above; (viii) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; and (ix) all expenses and application fees related to the listing of the Shares and the Warrant Shares on the Nasdaq Market; and (x) the costs of reproducing and distributing each of the Warrants.

(b) If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Securities for delivery to the Underwriters, or in the case of the Warrants, to the purchaser thereof or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonable and documented by the Underwriters in connection with this Agreement and the offering contemplated hereby. For the avoidance of doubt, it is understood that the Company shall not pay or reimburse any costs, fees or expenses incurred by any Underwriter that defaults on its obligations to purchase the Securities; provided, however that the Company will still pay and reimburse any costs, fees or expenses of the non-defaulting Underwriters as provided in this Agreement.

12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters or the directors, officers, controlling persons or affiliates referred to in Section 7 hereof.

14. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (d) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

15. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

16. Miscellaneous.

(a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives [c/o J.P. Morgan Securities LLC, 270 Park Avenue, New York, New York 10017 (fax: (212) 622-8358), Attention: Equity Syndicate Desk; c/o Piper Sandler & Co., 350 North 5th Street, Suite 1000, Minneapolis, Minnesota 55401 (fax: (612) 303-1070), Attention: Equity Capital Markets; c/o Wells Fargo Securities, LLC, 500 West 33rd Street, 14th Floor, New York, New York 10001 (fax: (212) 214-5918), Attention: Equity Syndicate Department; and c/o Leerink Partners LLC, 1301 Avenue of the Americas, 5th Floor, New York, New York 10019 (fax: (646) 499-7051), Attention: Stuart R. Nayman, Esq. Notices to the Company shall be given to it at 11 Hughes, Irvine, CA 92618, Attention: Sean Saint and Stephen Feider, with a copy to Cooley LLP at 10265 Science Center Drive, San Diego, CA 92121, Attention: Carlos Ramirez, Mark Weeks and Charles S. Kim.

(b) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(c) Submission to Jurisdiction. The Company hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. The Company agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which the Company is subject by a suit upon such judgment.

(d) Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(e) Recognition of the U.S. Special Resolution Regimes.

(i) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 16(e):

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

(f) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(g) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(h) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

(i) Integration. This Agreement supersedes all prior agreements and understandings (whether written or not) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

BETA BIONICS, INC.

By:	/s/ Sean Saint
Name: Sean Saint
Title: President and Chief Executive Officer

Accepted: As of the date first written above
J.P. MORGAN SECURITIES LLC
PIPER SANDLER & CO.
WELLS FARGO SECURITIES, LLC
LEERINK PARTNERS LLC

For themselves and on behalf of the several Underwriters listed in Schedule 1 hereto.

J.P. MORGAN SECURITIES LLC

By:	/s/ Benjamin Burdett
Authorized Signatory

PIPER SANDLER & CO.

By:	/s/ Neil Riley
Authorized Signatory

WELLS FARGO SECURITIES, LLC

By:	/s/ Ryan Haney
Authorized Signatory

LEERINK PARTNERS LLC

By:	/s/ Bernhard Sakmann
Authorized Signatory

Schedule 1

Underwriter	Number of Shares	Number of Warrants
J.P. Morgan Securities LLC	2,984,348	406,959
Piper Sandler & Co.	1,989,566	271,306
Wells Fargo Securities, LLC	1,530,435	208,697
Leerink Partners LLC	1,147,826	156,522

Total	7,652,175	1,043,484

Annex A

a. Pricing Disclosure Package

The free-writing prospectus dated as of September 15, 2026, substantially in the form set forth in Annex C.

b. Pricing Information Provided by Underwriters

Public Offering Price Per Share: $17.25

Number of Underwritten Shares: 7,652,175

Number of Option Shares: 1,304,348

Underwriting Discounts and Commissions: $1.035 per Share

Public Offering Price Per Warrant: $17.2499

Number of Warrants: 1,043,484

Underwriting Discounts and Commissions: $1.035 per Warrant

Annex B

Written Testing-the-Waters Communications

None

Annex C

Form of Free-Writing Prospectus

[See attached]

Issuer Free Writing Prospectus

Filed Pursuant to Rule 433

Dated September 15, 2026

Relating to Preliminary Prospectus Supplement Dated September 15, 2026

Registration Statement No. 333-293702

Common Stock

Pre-Funded Warrants to Purchase Shares of Common Stock

This free writing prospectus relates only to the public offering of shares of common stock and pre-funded warrants to purchase shares of common stock of Beta Bionics, Inc. and should be read together with the preliminary prospectus supplement, dated September 15, 2026 (the Preliminary Prospectus Supplement), and the accompanying prospectus, in each case, including the documents incorporated by reference therein. The information in this free writing prospectus updates and, to the extent inconsistent, supersedes the information in the Preliminary Prospectus Supplement. This free writing prospectus supplements the Preliminary Prospectus Supplement to reflect the addition of pre-funded warrants, and the shares of common stock issuable upon the exercise of such pre-funded warrants, to the securities being offered by Beta Bionics, Inc. Except as otherwise indicated, all information in this free writing prospectus and the Preliminary Prospectus Supplement assumes no exercise by the underwriters of their option to purchase additional shares of common stock and the full exercise of all pre-funded warrants sold in this offering.

This free writing prospectus is qualified in its entirety by reference to the Preliminary Prospectus Supplement and the accompanying prospectus, in each case, including the documents incorporated by reference therein. Financial information and other information presented in the Preliminary Prospectus Supplement or incorporated by reference therein is deemed to have changed to the extent affected by the changes described herein. This free writing prospectus should be read together with the Preliminary Prospectus Supplement and the accompanying prospectus, in each case, including the documents incorporated by reference therein, before making a decision in connection with an investment in the securities. Capitalized terms used in this free writing prospectus but not defined have the meanings given to them in the Preliminary Prospectus Supplement.

The offering

Common stock to be offered by us	shares.

Pre-funded warrants offered by us	We are also offering, in lieu of shares of common stock to certain investors that so choose, pre-funded warrants to purchase shares of common stock. Each pre-funded warrant will have an initial exercise price per share of $0.0001, subject to certain adjustments. The purchase price of each pre-funded warrant is equal to the price at which the share of common stock is being sold to the public in this offering, minus $0.0001. The pre-funded warrants are exercisable immediately and may be exercised at any time until all of the pre-funded warrants are exercised in full. For more information, see the section titled “Description of securities we are offering—Pre-funded warrants.” This free writing prospectus and the Preliminary Prospectus Supplement also relate to the offering of the shares of common stock issuable upon the exercise of such pre-funded warrants.

Nasdaq Global Market symbol	Our common stock is listed on The Nasdaq Global Market under the symbol “BBNX.” There is no established public trading market for the pre-funded warrants and we do not expect a market to develop. In addition, we do not intend to apply for listing of the pre-funded warrants on any securities exchange or recognized trading system. See the section titled “Description of securities we are offering—Pre-funded warrants.”

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Risk factors

There is no public market for the pre-funded warrants being offered by us in this offering.

There is no established public trading market for the pre-funded warrants being sold in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the pre-funded warrants on any securities exchange or recognized trading system. Without an active market, the liquidity of the pre-funded warrants will be limited.

We will not receive any meaningful amount of additional funds upon the exercise of the pre-funded warrants; however, any exercise would increase the number of shares of our common stock eligible for future resale in the public market and result in dilution to our stockholders.

Each pre-funded warrant will be exercisable until it is fully exercised and by means of payment of the nominal cash purchase price upon exercise or by means of a “cashless exercise” according to a formula set forth in the pre-funded warrant. Accordingly, we will not receive any meaningful additional funds upon the exercise of the pre-funded warrants. To the extent such pre-funded warrants are exercised, additional shares of common stock will be issued for nominal or no additional consideration, which will result in dilution to the then existing holders of our common stock and will increase the number of shares eligible for resale in the public market.

Significant holders or beneficial owners of our common stock may not be permitted to exercise the pre-funded warrants that they hold for common stock.

A holder of the pre-funded warrants will not be entitled to exercise any portion of such pre-funded warrants for common stock if, upon giving effect to such exercise, the holder would beneficially own an aggregate number of shares of our common stock (together with its attribution affiliates) that exceeds 4.99% (or 9.99%) at the initial election of the holder) of the number of shares of our common stock that would be outstanding immediately after giving effect to the exercise, as such percentage ownership is set forth in accordance with the terms of the pre-funded warrants. A holder of pre-funded warrants may elect to increase the maximum ownership percentage under the pre-funded warrants to any other percentage not in excess of 19.99% upon at least 61 days’ prior notice from the holder to us. As a result, you may not be able to exercise your pre-funded warrants for shares of our common stock at a time when it would be financially beneficial for you to do so. In such circumstance you could seek to sell your pre-funded warrants to realize value, but you may be unable to do so in the absence of an established trading market for the warrants.

If we do not maintain a current and effective registration statement relating to the shares of common stock issuable upon exercise of the pre-funded warrants, holders will only be able to exercise such pre-funded warrants on a “cashless basis.”

If we do not maintain a current and effective registration statement relating to the shares of common stock issuable upon exercise of the pre-funded warrants at the time that holders wish to exercise such pre-funded warrants, they will only be able to exercise them on a “cashless basis,” provided that an exemption from registration is available. As a result, the number of shares of common stock that holders will receive upon exercise of the pre-funded warrants will be fewer than it would have been had such holder exercised his, her or its warrant for cash, and holders may be limited in their ability to immediately sell shares upon exercise, subject to volume or other securities law limitations. Further, if an exemption from registration is not available, holders would not be able to exercise on a cashless basis and would only be able to exercise their pre-funded warrants for cash if a current and effective registration statement relating to the shares of common stock issuable upon exercise of the pre-funded warrants is available.

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Holders of the pre-funded warrants will have no rights as common stockholders until they acquire our common stock.

Until you acquire shares of our common stock upon exercise of the pre-funded warrants, you will have no rights with respect to our common stock issuable upon exercise of the pre-funded warrants, including the right to receive dividend payments, vote or respond to tender offers. Upon exercise of your pre-funded warrants, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

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Description of securities we are offering

We are offering shares of our common stock, or for certain investors that so choose, in lieu of shares of common stock, pre-funded warrants to purchase shares of our common stock. The common stock and the pre-funded warrants will be sold at the same time. The shares of common stock and the pre-funded warrants are immediately separable and will be issued separately. The shares of common stock issuable from time to time upon exercise of the pre-funded warrants, if any, are also being offered pursuant to the prospectus supplement and the accompanying prospectus.

Common stock

Our common stock is entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors, and does not have cumulative voting rights. Accordingly, the holders of a majority of the shares of our common stock entitled to vote in any election of directors can elect all of the directors standing for election.

Subject to preferences that may be applicable to any then-outstanding preferred stock, the holders of common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

Pre-funded warrants

The material terms and provisions of the pre-funded warrants being issued in this offering are summarized below. The following description is subject to, and qualified in its entirety by, the form of pre-funded warrant which will be filed as an exhibit to a Current Report on Form 8-K to be filed by us with the U.S. Securities and Exchange Commission (the SEC), in connection with this offering. You should review the form of pre-funded warrant for a complete description of the terms and conditions applicable to the pre-funded warrants.

Exercisability. The pre-funded warrants will be immediately exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. The holder may also exercise the pre-funded warrant through a “cashless exercise,” in which case, the holder would receive upon such exercise, the net number of shares of common stock determined according to the formula set forth in the pre-funded warrant. The exercise price must be paid by the holder in cash in immediately available funds.

Exercise limitations. A holder (together with its affiliates and other attribution parties) may not exercise any portion of a pre-funded warrant to the extent that immediately prior to or after giving effect to such exercise the holder would own more than 4.99% (or 9.99%) of our outstanding common stock immediately after exercise, which percentage may be changed at the holder’s election to a higher or lower percentage not in excess of 19.99% (if exceeding such percentage would result in a change of control under Nasdaq Listing Rule 5635(b) or any successor rule), provided that any such increase will require the holder to provide us with at least 61 days’ advance notice.

Exercise price and term. Each pre-funded warrant offered hereby has an initial exercise price per share equal to $0.0001. The pre-funded warrants are immediately exercisable, may be exercised at any time and will not expire until exercised in full. The exercise price and number of shares of common stock issuable upon exercise is subject to adjustment in the event of stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock.

Transferability. Subject to compliance with any applicable securities laws, the pre-funded warrants are separately tradeable immediately after issuance at the option of the holders and may be transferred at the option of the holders.

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No listing. There is no established public trading market for the pre-funded warrants and we do not expect a market to develop. In addition, we do not intend to apply for listing of the pre-funded warrants on any securities exchange or recognized trading system, including The Nasdaq Global Market. Without an active market, the liquidity of the pre-funded warrants will be limited.

Fundamental transactions. In the event of a fundamental transaction, as described in the pre-funded warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of more than 50% of the voting power represented by our outstanding common stock, the pre-funded warrants will be deemed to be fully exercised as of immediately prior to the consummation of such transaction, and the holders thereof will be entitled to receive the kind and amount of securities, cash or other property as holders of common stock in such fundamental transaction.

Rights as a stockholder. Except as otherwise provided in the pre-funded warrants or by virtue of a holder’s ownership of shares of our common stock, the holders of the pre-funded warrants do not have the rights or privileges of holders of our common stock, including the right to vote, until they exercise their pre-funded warrants.

Warrant agent. We will act as warrant agent for the pre-funded warrants.

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Underwriting

The underwriters will purchase the pre-funded warrants pursuant to the underwriting agreement described in the Preliminary Prospectus Supplement on terms generally consistent with those applicable to the shares of common stock being sold in the offering. The per share underwriting discounts and commissions for the pre-funded warrants will be equal to the per share underwriting discounts and commissions on the shares of our common stock sold in the offering.

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Material U.S. federal income tax consequences of our common stock and pre-funded warrants

The following is a summary of certain material U.S. federal income tax consequences of the ownership and disposition of our common stock and pre-funded warrants offered pursuant to the Preliminary Prospectus Supplement and this free writing prospectus. This discussion is not a complete analysis of all potential U.S. federal income tax consequences relating thereto, does not address the potential application of the Medicare contribution tax on net investment income, any alternative minimum tax, or the special tax accounting rules under Section 451(b) of the Internal Revenue Code of 1986, as amended (the Code), and does not address any U.S. federal non-income tax consequences such as estate or gift tax consequences or any tax consequences arising under any state, local, or non-U.S. tax laws. This discussion is based on the Code and applicable Treasury Regulations promulgated thereunder, published rulings and administrative pronouncements of the Internal Revenue Service (the IRS) and judicial decisions, all as in effect as of the date hereof. These authorities are subject to differing interpretations and may change, possibly retroactively, resulting in U.S. federal income tax consequences different from those discussed below. We have not requested a ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

This discussion is limited to holders who purchase our common stock or pre-funded warrants offered by the Preliminary Prospectus Supplement and this free writing prospectus and who hold our common stock or pre-funded warrants as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all of the U.S. federal income tax consequences that may be relevant to a particular holder in light of such holder’s particular circumstances. This discussion also does not consider any specific facts or circumstances that may be relevant to holders subject to special rules under the U.S. federal income tax laws, including:

•	certain former citizens or long-term residents of the United States;

•

partnerships or other entities or arrangements treated as partnerships, S corporations or other pass-through entities, or disregarded entities for U.S. federal income tax purposes (and investors therein);

•	“controlled foreign corporations” or “foreign controlled foreign corporations”;

•	“passive foreign investment companies”;

•	corporations that accumulate earnings to avoid U.S. federal income tax;

•	real estate investment trusts or regulated investment companies;

•	banks, financial institutions, investment funds, insurance companies, brokers or dealers in securities or currencies;

•	persons who have elected to mark securities to market;

•	tax-exempt organizations and governmental organizations;

•	tax-qualified retirement plans;

•	persons that acquired our common stock through the exercise of employee stock options or otherwise as compensation;

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•	persons who hold common stock or pre-funded warrants that constitute “qualified small business stock” under Section 1202 of the Code, or “Section 1244 stock” under Section 1244 of the Code;

•	persons who acquired our common stock or pre-funded warrants in a transaction subject to the gain rollover provisions of the Code (including Section 1045 of the Code);

•	persons deemed to sell our common stock or pre-funded warrants under the constructive sale provisions of the Code;

•	persons that own, or have owned, actually or constructively, more than 5% of our common stock and/or our pre-funded warrants;

•	U.S. persons whose “functional currency” is not the United States dollar;

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds; and

•	persons holding our common stock or pre-funded warrants as part of a hedging or conversion transaction or straddle, or a constructive sale, or other risk reduction strategy or integrated investment.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds our common stock or pre-funded warrants, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Partnerships holding our common stock or pre-funded warrants and the partners in such partnerships are urged to consult their tax advisors about the particular U.S. federal income tax consequences to them of acquiring, owning and disposing of our common stock or pre-funded warrants.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE PARTICULAR U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF ACQUIRING, OWNING, AND DISPOSING OF OUR COMMON STOCK OR PRE-FUNDED WARRANTS, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL, OR NON-U.S. TAX LAWS AND ANY U.S. FEDERAL NON-INCOME TAX LAWS, OR UNDER ANY APPLICABLE INCOME TAX TREATY.

For purposes of this discussion, a “U.S. holder” is any beneficial owner of our common stock or pre-funded warrants that is a “U.S. person” (as defined below) and is not a partnership (including any entity or arrangement treated as a partnership) for U.S. federal income tax purposes. A “U.S. person” is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust (1) whose administration is subject to the primary supervision of a U.S. court and which has one or more United States persons (within the meaning of Code Section 7701(a)(30)) who have the authority to control all substantial decisions of the trust or (2) that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

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For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of our common stock or pre-funded warrants that is neither a U.S. person nor a partnership (including any entity or arrangement treated as a partnership) for U.S. federal income tax purposes.

Characterization of the pre-funded warrants for tax purposes

Although the characterization of the pre-funded warrants for U.S. federal income tax purposes is not entirely clear, because the exercise price of the pre-funded warrants is a nominal amount, we expect to treat the pre-funded warrants as stock for U.S. federal income tax purposes. Accordingly, no gain or loss generally should be recognized upon the exercise of a pre-funded warrant (other than with respect to any cash paid in lieu of a fractional share) and, upon exercise, the holding period of a pre-funded warrant generally should carry over to the share received. Similarly, the tax basis of the pre-funded warrant generally should carry over to the share received upon exercise, increased by the exercise price. Except where specifically noted below, the following discussion assumes our pre-funded warrants are treated as our stock. Some portions of the below discussion make reference to potential consequences associated with the acquisition, ownership and disposition of the pre-funded warrants independent of their potential characterization as stock.

Our position with respect to the U.S. federal income tax characterization of pre-funded warrants is not binding on the IRS and the IRS may treat the pre-funded warrants as warrants to acquire our common stock for U.S. federal income tax purposes and, if so, the amount and character of your gain with respect to an investment in our pre-funded warrants could differ from what is described herein. You should consult your tax advisor regarding the characterization of pre-funded warrants for U.S. federal income tax purposes, and the consequences to you of an investment in the pre-funded warrants based on your own particular facts and circumstances.

Tax consequences to U.S. holders

Distributions on our common stock or pre-funded warrants

We have never declared or paid cash dividends on our capital stock, and we do not currently intend to pay any cash dividends on our capital stock in the foreseeable future. However, if we make cash or other property distributions on our common stock or pre-funded warrants, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Dividends received by certain non-corporate U.S. holders, including individuals, are generally taxed at long-term capital gains rates, provided certain holding period requirements are satisfied. Dividends received by a corporate U.S. holder may be eligible for a dividends received deduction, subject to applicable limitations.

Amounts that exceed such current and accumulated earnings and profits and, therefore, are not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and will first be applied against and reduce a holder’s tax basis in our common stock or pre-funded warrants, but not below zero. Any amount distributed in excess of basis will be treated as gain realized on the sale or other disposition of our common stock or pre-funded warrants and will be treated as described under the section titled “—Sale or other disposition of our common stock or pre-funded warrants” below.

Constructive dividends on pre-funded warrants

A U.S. holder of a pre-funded warrant may, in some circumstances, be deemed to have received a distribution subject to U.S. federal income tax as a result of an adjustment or the non-occurrence of an adjustment to the exercise price or number of shares of our common stock issuable upon exercise of the pre-funded warrant. U.S. holders should consult their tax advisors regarding the proper treatment of any adjustments (or the non-occurrence of any adjustments) to the pre-funded warrants.

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Sale or other disposition of our common stock or pre-funded warrants

For U.S. federal income tax purposes, gain or loss realized on the sale or other taxable disposition of our common stock or pre-funded warrants will generally be capital gain or loss, and will be long-term capital gain or loss if the U.S. holder has held the common stock or pre-funded warrants for more than one year. The amount of the gain or loss will equal the difference between (i) the amount of cash and the fair market value of any property received on the disposition and (ii) such U.S. holder’s tax basis in the common stock or pre-funded warrants disposed of. Long-term capital gains recognized by non-corporate U.S. holders generally will be subject to reduced U.S. federal income tax rates. The deductibility of capital losses is subject to limitations.

Information reporting and backup withholding

Information reporting requirements generally will apply to distributions (including deemed distributions) on our common stock or pre-funded warrants, and gross proceeds on the sale or other disposition of our common stock and pre-funded warrants, unless the U.S. holder is an exempt recipient (such as certain corporations). Backup withholding (currently at a 24% rate) will apply to those payments if the U.S. holder is not otherwise exempt and fails to provide its correct taxpayer identification number or certification of exempt status on an IRS Form W-9 (Request for Taxpayer Identification Number and Certification), or if the U.S. holder is notified by the IRS that it has failed to report in full payments of interest and dividend income. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is furnished timely to the IRS.

If backup withholding is applied to you, you should consult with your own tax advisor to determine whether you have overpaid your U.S. federal income tax, and whether you are able to obtain a tax refund or credit of the overpaid amount.

Tax consequences to non-U.S. holders

Distributions on our common stock or pre-funded warrants

As discussed above under “—Tax consequences to U.S. holders—Distributions on our common stock or pre-funded warrants,” we have never declared or paid cash dividends on our capital stock, and we do not currently intend to pay any cash dividends on our capital stock in the foreseeable future. However, if we make cash or other property distributions on our common stock or pre-funded warrants, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles.

Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a non-U.S. holder’s adjusted tax basis in our common stock or pre-funded warrants, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “—Gain on disposition of our common stock or pre-funded warrants.”

Subject to the discussions below regarding effectively connected income, backup withholding, and Sections 1471 through 1474 of the Code (FATCA), dividends paid to a non-U.S. holder of our common stock or pre-funded warrants generally will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends or such lower rate specified by an applicable income tax treaty. To receive the benefit of a reduced treaty rate, a non-U.S. holder must furnish us or the applicable withholding agent with a valid IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or other appropriate form, or applicable successor form), certifying such holder’s qualification for the reduced rate. This certification must be provided to us or the applicable withholding agent before the payment of dividends and may need to be updated periodically. In the case of a non-U.S. holder that is an entity, Treasury Regulations and the relevant tax treaty provide rules to determine whether, for purposes of determining the applicability of the tax treaty, dividends will be treated as paid to the entity or to those

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holding an interest in the entity. If the non-U.S. holder holds the common stock or pre-funded warrants through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to the agent, which then will be required to provide certification to us or the applicable withholding agent, either directly or through other intermediaries. Non-U.S. holders that do not provide the required certification on a timely basis, but that qualify for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

If a non-U.S. holder holds our common stock or pre-funded warrants in connection with the conduct of a trade or business in the United States, and dividends paid on our common stock or pre-funded warrants are effectively connected with such holder’s U.S. trade or business (and, if required by an applicable tax treaty, are attributable to such holder’s permanent establishment or fixed base in the United States), the non-U.S. holder will generally be exempt from U.S. federal withholding tax. To claim the exemption, the non-U.S. holder must generally furnish a valid IRS Form W-8ECI (or applicable successor form) to the applicable withholding agent. This certification must be provided to us or the applicable withholding agent before the payment of dividends and may need to be updated periodically.

Although not subject to withholding tax, any such effectively connected dividends paid on our common stock or pre-funded warrants generally will be subject to U.S. federal income tax as if such holder were a resident of the United States at the regular U.S. federal income tax rates applicable to United States residents. A non-U.S. holder that is a foreign corporation also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

Constructive dividends on pre-funded warrants

A non-U.S. holder of pre-funded warrants may, in some circumstances, be deemed to have received a distribution subject to U.S. federal income tax as a result of an adjustment or the non-occurrence of an adjustment to the exercise price or number of shares of our common stock issuable upon exercise of the pre-funded warrant. Any resulting withholding tax attributable to deemed dividends may be collected from other amounts payable or distributable to the non-U.S. holder. Non-U.S. holders should consult their tax advisors regarding the proper treatment of any adjustments (or the non-occurrence of any adjustments) to the pre-funded warrants.

Gain on disposition of our common stock or pre-funded warrants

Subject to the discussions below regarding backup withholding and FATCA, a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized on the sale or other taxable disposition of our common stock or pre-funded warrants, unless:

•

the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States;

•	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition, and certain other requirements are met; or

•

our common stock or pre-funded warrants constitute a “United States real property interest” (USRPI) by reason of our status as a United States real property holding corporation (USRPHC) for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the disposition or the non-U.S. holder’s holding period for our common stock or pre-funded warrants, and our common stock is not regularly traded on an established securities market as defined by applicable Treasury Regulations (although holders of pre-funded warrants are urged to consult their own tax advisors regarding application of the “regularly traded” exception from USRPI status if we are a USRPHC).

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Determining whether we are a USRPHC depends on the fair market value of our USRPIs relative to the fair market value of our other trade or business assets and our foreign real property interests. We do not believe that we are, or have been, and do not anticipate becoming a USRPHC for U.S. federal income tax purposes, although there can be no assurance we will not in the future become a USRPHC.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax as if such holder were a resident of the United States at the regular U.S. federal income tax rates applicable to United States residents. A non-U.S. holder that is a foreign corporation also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. A non-U.S. holder described in the second bullet point above will be subject to U.S. federal income tax at a flat 30% rate (unless an applicable income tax treaty provides for different treatment) on gain realized upon the sale or other taxable disposition of our common stock or pre-funded warrants, but such gain may be offset by certain U.S.-source capital losses (even though the individual is not considered a resident of the United States), provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses. Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

Information reporting and backup withholding

Annual reports are required to be filed with the IRS and provided to each non-U.S. holder indicating the amount of distributions (including deemed distributions) on our common stock or pre-funded warrants paid to such holder and the amount of any tax withheld with respect to those distributions. These information reporting requirements apply even if no withholding was required (because the distributions were effectively connected with the holder’s conduct of a U.S. trade or business, or withholding was reduced or eliminated by an applicable income tax treaty) and regardless of whether such distributions constitute dividends. This information also may be made available under a specific treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides or is established. Backup withholding, currently at a 24% rate, generally will not apply to payments to a non-U.S. holder of dividends on or the gross proceeds of a disposition of our common stock or pre-funded warrants provided the non-U.S. holder furnishes the required certification for its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E, or IRS Form W-8ECI, as applicable, or certain other requirements are met. Backup withholding may apply if the payor has actual knowledge, or reason to know, that the holder is a U.S. person who is not an exempt recipient.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. If any amount is withheld under the backup withholding rules, the non-U.S. holder should consult with a U.S. tax advisor regarding the possibility of and procedure for obtaining a refund or a credit against the non-U.S. holder’s U.S. federal income tax liability, if any.

Withholding on foreign entities

FATCA imposes a U.S. federal withholding tax of 30% on certain payments made to a “foreign financial institution” (as specially defined under these rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding certain U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or an exemption applies. FATCA also generally will impose a U.S. federal withholding tax of 30% on certain payments made to a non-financial foreign entity unless such entity provides the withholding agent a certification identifying certain direct and indirect U.S. owners of the entity or an

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exemption applies. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. FATCA applies to dividends (including deemed dividends) paid on our common stock or pre-funded warrants and, subject to the proposed Treasury Regulations described below, also applies to gross proceeds from sales or other dispositions of our common stock or pre-funded warrants. The U.S. Treasury Department has released proposed Treasury Regulations which, if finalized in their present form, would eliminate the federal withholding tax of 30% applicable to the gross proceeds of a disposition of our common stock or pre-funded warrants. In its preamble to such proposed Treasury Regulations, the U.S. Treasury Department stated that taxpayers (including applicable withholding agents) may generally rely on the proposed Treasury Regulations until final regulations are issued.

Prospective investors are encouraged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in our common stock or pre-funded warrants.

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General

Additional conforming changes are hereby made to the Preliminary Prospectus Supplement to reflect the changes described in this free writing prospectus. All terms of the Preliminary Prospectus Supplement applicable to our shares of common stock will be applicable to the shares of common stock underlying the pre-funded warrants upon issuance.

Beta Bionics, Inc. has filed a registration statement (including a preliminary prospectus supplement, dated September 15, 2026 and the accompanying prospectus) with the SEC for the offering to which this communication relates. A preliminary prospectus supplement dated September 15, 2026 related to the offering has been filed with the SEC and is available on the SEC’s website located at http://www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus related to this offering, when available, may be obtained from J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, or by email at prospectus-eq_fi@jpmchase.com and postsalemanualrequests@broadridge.com; or from Piper Sandler & Co., 350 North 5th Street, Suite 1000, Minneapolis, Minnesota 55401, Attention: Prospectus Department, by telephone at (800) 747-3924, or by email at prospectus@psc.com; or from Wells Fargo Securities, LLC, Attention: Wells Fargo Securities, 90 South 7th Street, 5th Floor, Minneapolis, Minnesota 55402, by telephone at 800-645-3751 (option #5), by email at WFScustomerservice@wellsfargo.com; or from Leerink Partners LLC, Attention: Syndicate Department, 53 State Street, 40th Floor, Boston, Massachusetts 02109, by telephone at (800) 808-7525, ext. 6105, or by email at syndicate@leerink.com.

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Annex D

Beta Bionics, Inc.

Pricing Term Sheet

None.

Exhibit A

FORM OF PRE-FUNDED WARRANT

[See attached]

PRE-FUNDED COMMON STOCK PURCHASE WARRANT

BETA BIONICS, INC.

Warrant Shares:

Date of Issuance:         , 2026 (such date, the “Issue Date”)

Warrant No.: PF-[ ]

THIS PRE-FUNDED COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, the registered holder hereof or its permitted assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions set forth herein, at any time on or after the Issue Date, to subscribe for and purchase from Beta Bionics, Inc., a Delaware corporation (the “Company”), up to       shares (the “Warrant Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”). The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b). This Warrant has been issued pursuant to (i) the terms of the Underwriting Agreement, dated September 15, 2026, among the Company on the one hand and, on the other, J.P. Morgan Securities LLC, Piper Sandler & Co., Wells Fargo Securities, LLC and Leerink Partners LLC, as representatives of the several underwriters named therein (the “Underwriting Agreement”), (ii) the Company’s registration statement on Form S-3 (Commission File No. 333-293702) (the “Registration Statement”) and (iii) the Company’s prospectus supplement dated as of September 15, 2026 (the “Prospectus Supplement”).

Section 1. Definitions. For purposes of this Warrant, the following terms shall have the following meanings:

(a) “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act of 1933, as amended (the “1933 Act”).

(b) “Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including any funds, feeder funds or managed accounts, currently, or from time to time after the Issue Date, directly or indirectly managed or advised by the Holder’s investment manager, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of Common Stock would or could be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) or Section 16 of the Securities Exchange Act of 1934, as amended (the “1934 Act”). For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage (as defined in Section 2(e)).

(c) “Bloomberg” means Bloomberg Financial Markets.

(d) “Business Day” means any day except any Saturday, any Sunday, any day that is a federal legal holiday in the United States or any day on which banking institutions in the city of New York, New York are authorized or required by law or other governmental action to remain closed.

(e) “Group” means a “group” as that term is used in Section 13(d) of the 1934 Act and as defined in Rule 13d-5 thereunder.

(f) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(g) “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, for the Trading Market with respect to the Common Stock that is in effect on the date of delivery of an applicable Notice of Exercise, which as of the Issue Date was “T+1.”

(h) “Trading Day” means any day on which the Common Stock is traded on the Trading Market.

(i) “Trading Market” means the principal securities exchange or securities market, including an over-the-counter market, on which the Common Stock is then traded in the United States.

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(j) “Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the Trading Market during the period beginning at 9:30:01 a.m., New York City time, and ending at 4:00:00 p.m., New York City time, as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York City time, and ending at 4:00:00 p.m., New York City time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices). If the Weighted Average Price cannot be calculated for such security on such date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 5(n) with the term “Weighted Average Price” being substituted for the term “Exercise Price.” All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

Section 2. Exercise.

(a) Exercise of Warrant. Subject to the terms and conditions hereof, the purchase rights represented by this Warrant may be exercised, in whole or in part, at any time or times on or after the Issue Date by delivery (whether via email or otherwise) to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed copy of the Notice of Exercise form annexed hereto (the “Notice of Exercise”) and by payment to the Company of an amount equal to the aggregate Exercise Price of the Warrant Shares thereby purchased by wire transfer (or by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined below)). No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required. The Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days after the date the Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

(b) Exercise Price. The aggregate exercise price of this Warrant, except for a nominal exercise price of $0.0001 per Warrant Share (subject to adjustment as provided herein), was pre-funded to the Company on or prior to the Issue Date and, consequently, no additional consideration (other than such nominal exercise price) shall be required to be paid by the Holder to effect any exercise of this Warrant. The Holder shall not be entitled to the return or refund of all, or any portion, of such pre-paid aggregate exercise price under any circumstance or for any reason whatsoever. The remaining unpaid exercise price per Warrant Share shall be $0.0001, subject to adjustment as provided herein (the “Exercise Price”).

(c) Mechanics of Exercise.

(i). Delivery of Warrant Shares Upon Exercise. Certificates for shares purchased hereunder shall be transmitted to the Holder by crediting the account of the Holder’s prime broker with The Depository Trust Company (“DTC”) through its Deposit/Withdrawal at Custodian (“DWAC”) system if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder or (B) the Warrant Shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144 (assuming cashless exercise of the Warrant), and otherwise by physical delivery to the address specified by the Holder in the Notice of Exercise no later than the number of Trading Days comprising the Standard Settlement Period after the receipt by the Company of the Notice of Exercise

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(provided that payment of the Exercise Price (or notification of Cashless Exercise, if applicable) has then been received by the Company) (such date, the “Warrant Share Delivery Date”). This Warrant shall be deemed to have been exercised upon proper delivery of the Notice of Exercise and payment of the Exercise Price (or notification of Cashless Exercise). The Warrant Shares shall be deemed to have been issued, and the Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised. The Company shall use commercially reasonable efforts to maintain a transfer agent that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable.

(ii). Delivery of New Warrant Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical to this Warrant.

(iii). Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause its transfer agent to transmit to the Holder the Warrant Shares in accordance with the provisions of Section 2(c)(i) pursuant to an exercise on or before the Warrant Share Delivery Date (other than a failure caused by incorrect or incomplete information provided by the Holder to the Company), and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall promptly, and in any event within two (2) Business Days of receipt of notice from the Holder of the occurrence of a Buy-In, either (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, or (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of this Warrant with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. In connection with the foregoing, the Holder shall provide the Company written notice within three (3) Business Days after the occurrence of a Buy-In, indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Subject to Section 5(i), nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Warrant Shares upon exercise of the Warrant as required pursuant to the terms hereof.

(iv). No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round (up or down) to the nearest whole share.

(v). Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

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(vi). Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant pursuant to the terms hereof.

(d) Cashless Exercise. Notwithstanding anything contained herein to the contrary, the Holder may exercise this Warrant, whether in whole or in part, and in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Exercise Price, by effecting a cashless exercise of this Warrant pursuant to which the Holder shall receive upon such cashless exercise the “Net Number” of Warrant Shares determined according to the following formula (a “Cashless Exercise”):

Net Number =	(A x B) - (A x C)
B

For purposes of the foregoing formula:

A =	the total number of shares of Common Stock with respect to which this Warrant is then being exercised.

B =	the Weighted Average Price of the shares of Common Stock on the date immediately preceding the date of the Notice of Exercise.

C =	the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

In addition, if at the time of the proposed exercise of this Warrant, there is not an effective registration statement for the sale of the Warrant Shares for cash, then this Warrant may only be exercised through a Cashless Exercise.

If Warrant Shares are issued in a Cashless Exercise, the Company acknowledges and agrees that in accordance with Section 3(a)(9) of the 1933 Act, the Warrant Shares shall take on the characteristics of the Warrant being exercised, and the holding period of the Warrant being exercised may be tacked on to the holding period of the Warrant Shares. The Company agrees not to take any position contrary to this Section 2(d).

(e) Holder’s Exercise Limitations. Notwithstanding anything to the contrary contained herein, the Company shall not effect the exercise of any portion of this Warrant, and the Holder shall not have the right to exercise any portion of this Warrant, pursuant to the terms and conditions of this Warrant and any such exercise shall be null and void and treated as if never made, to the extent that immediately prior to or after giving effect to such exercise, the Holder together with the other Attribution Parties collectively would beneficially own in excess of [4.99%][9.99%] (the “Maximum Percentage”) of the number of shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) exercise of the remaining, unexercised portion of this Warrant beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants, including the other Warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 2(e). For purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the 1934 Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the 1934 Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the 1934 Act and the rules and regulations promulgated thereunder. For purposes of this Warrant, in determining the number of outstanding shares of Common Stock the Holder may acquire upon the exercise of this Warrant without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q and Current Reports on

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Form 8-K or other public filing with the Securities and Exchange Commission (the “SEC”), as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives a Notice of Exercise from the Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall (i) notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Exercise Notice would otherwise cause the Holder’s beneficial ownership, as determined pursuant to this Section 2(e), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of Warrant Shares to be purchased pursuant to such Exercise Notice (the number of shares by which such purchase is reduced, the “Reduction Shares”) and (ii) as soon as reasonably practicable, the Company shall return to the Holder any exercise price paid by the Holder for the Reduction Shares. Upon the written request of the Holder, the Company shall within two (2) Business Days confirm in writing (including by electronic mail) to the Holder that the number of shares of Common Stock then outstanding is not less than the Company’s most recently reported outstanding share number or, if the number of shares of Common Stock then outstanding is less than the Company’s most recently reported outstanding share number, the Company shall confirm in writing (including by electronic mail) to the Holder the number of shares of Common Stock outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of Common Stock to the Holder upon exercise of this Warrant results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the 1934 Act), the number of shares so issued by which the Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. As soon as reasonably practicable after the issuance of the Excess Shares has been deemed null and void, the Company shall return to the Holder the exercise price paid by the Holder for the Excess Shares. Upon delivery of a written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage (not in excess of 19.99% of the issued and outstanding shares of Common Stock immediately after giving effect to the issuance of the shares of Common Stock issuable upon exercise of this Warrant if exceeding that limit would result in a change of control under Nasdaq Listing Rule 5635(b) or any successor rule) as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any other holder of Warrants that is not an Attribution Party of the Holder. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Warrant in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act. No prior inability to exercise this Warrant pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 2(e) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The 19.99% limitation contained in this paragraph may not be waived and both the nonwaivable 19.99% limitation and the Maximum Percentage shall apply to a successor holder of this Warrant.

Section 3. Certain Adjustments.

(a) Subdivision or Combination of Common Stock. If at any time while this Warrant is outstanding the Company subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased. If at any time while this Warrant is outstanding the Company combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased. Any adjustment under this Section 3(a) shall become effective at the close of business on the date the subdivision or combination becomes effective.

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(b) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 3(a) above, if during such time as this Warrant is outstanding the Company grants, issues or sells any rights to purchase stock, warrants, securities or other property, in each case pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, Section 2(e) hereof) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage).

(c) Pro Rata Distributions. If at any time while this Warrant is outstanding the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to all holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, Section 2(e) hereof) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the applicable portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage).

(d) Fundamental Transaction. Unless earlier exercised, this Warrant shall automatically be deemed fully exercised in accordance with the provisions of Section 2(d) hereof immediately prior to the consummation of a Fundamental Transaction, without regard to any limitations on exercise contained herein, and after the completion of such full exercise, shall be deemed terminated upon the consummation of such Fundamental Transaction. “Fundamental Transaction” means that the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into another Person in a transaction in which the Company is not the surviving entity or the stockholders of the Company immediately prior to such merger or consolidation do not own, directly or indirectly, more than 50% of the voting power of the surviving entity immediately after such merger or consolidation, (ii) sell, assign, transfer, convey or otherwise dispose of all or a majority of the properties or assets of the Company on a consolidated basis to another Person, (iii) allow another Person to make a purchase, tender or exchange offer that results in such Person acquiring more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or similar transaction) with another Person whereby (A) such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination) or (B) any Person or Group is or shall become the beneficial owner (determined in accordance with Section 13(d) of the 1934 Act and the rules and regulations promulgated thereunder), directly or indirectly, of more than 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock.

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(e) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest whole share, as the case may be. For purposes of this Section 3, any calculation of the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall not include treasury shares, if any. In any case in which this Section 3 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, if Holder exercises this Warrant after such record date, the Company may elect to defer, until the occurrence of such event, the issuance of the shares of Common Stock and other capital stock of the Company in excess of the shares of Common Stock and other capital stock of the Company, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that in such case the Company shall deliver to the Holder a due bill or other appropriate instrument evidencing the Holder’s right to receive such additional shares and/or other capital securities upon the occurrence of the event requiring such adjustment.

(f) Par Value. Notwithstanding anything to the contrary in this Warrant, in no event shall the Exercise Price be reduced below the par value of the Company’s Common Stock.

Section 4. Transfer of Warrant.

(a) Transferability. Subject to compliance with any applicable securities laws, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company (or other designated agent), together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

(b) New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company (or other designated agent), together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the Issue Date set forth on the first page of this Warrant and shall be identical to this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

(c) Warrant Register. The Company shall initially serve as warrant agent under this Warrant. The Company shall register ownership of this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder (which shall include the initial Holder or, as the case may be, any assignee to which this Warrant is assigned hereunder) from time to time. Upon thirty (30) days’ notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

Section 5. Miscellaneous.

(a) No Rights as Stockholder Until Exercise. Except as otherwise set forth in this Warrant, this Warrant does not entitle the Holder to any voting rights or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2.

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(b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

(c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

(d) Authorized Shares. The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant (without regard to any limitations on exercise contained herein). The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issuance thereof (other than taxes in respect of any transfer occurring contemporaneously with such issuance). Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, in each case to avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

(e) Governing Law. This Warrant shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to the conflicts of law principles thereof.

(f) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of the Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. Without limiting any other provision of this Warrant, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

(g) Notices.

(i). Notice Procedures. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via email at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via email on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or by International Federal Express, (d) the third (3rd) Trading Day following the date of mailing if sent by first-class registered or certified mail domestic, or (e) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be:

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If to the Company:

Beta Bionics, Inc.

11 Hughes

Irvine, CA 92618

Attention: Chief Financial Officer

With copy to:

Cooley LLP

10265 Science Center Drive

San Diego, CA 92121-1117

Attention: Carlos Ramirez (cramirez@cooley.com)

If to the Holder:

To the address or email address set forth in the Warrant Register, or as otherwise provided by the Holder to the Company in accordance with this Section 5(g)(i).

(ii). Adjustment to Exercise Price. Whenever the Exercise Price or number of Warrant Shares is adjusted pursuant to any provision of Section 3, the Company shall promptly provide the Holder a notice setting forth the Exercise Price and number of Warrant Shares after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(iii). Notice to Allow Exercise by the Holder. After the Issue Date if (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company (which, for the avoidance of doubt, shall not include a license or other agreement granting rights to intellectual property), or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register, at least ten (10) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of its subsidiaries, the Company shall promptly file such notice with the SEC pursuant to a Current Report on Form 8-K.

(h) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

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(i) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate. Notwithstanding the foregoing or anything else herein to the contrary, if the Company is for any reason unable to issue and deliver Warrant Shares upon exercise of this Warrant as required pursuant to the terms hereof, the Company shall have no obligation to pay to the Holder any cash or other consideration or otherwise “net cash settle” this Warrant.

(j) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of the Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

(k) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

(l) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(m) Confidentiality. The Holder agrees to keep confidential any proprietary information relating to the Company delivered by the Company hereunder; provided that nothing herein shall prevent the Holder from disclosing such information: (i) to any holder of Warrants or Warrant Shares, (ii) to any Affiliate of any holder of Warrants or Warrant Shares or any actual or potential transferee of the rights or obligations hereunder that agrees to be bound by this Section 5(m), (iii) upon order, subpoena, or other process of any court or administrative agency or otherwise required by law, (iv) upon the request or demand of any regulatory agency or authority having jurisdiction over such party, (v) which has been publicly disclosed without breach of any obligation to the Company, (vi) which has been obtained from any Person that is not a party hereto or an Affiliate of any such party without any breach of any obligation to the Company, (vii) in connection with the exercise of any remedy, or the resolution of any dispute hereunder, (viii) to the legal counsel or certified public accountants for any holder of Warrants or Warrant Shares, or (ix) as otherwise expressly contemplated by this Warrant. Notwithstanding the foregoing, the Company shall not provide material, non-public information or confidential or proprietary information to the Holder without such Holder’s written consent. If the Company does provide material, non-public information or confidential or proprietary information to the Holder without such Holder’s written consent, the Company shall promptly file such information with the SEC pursuant to a Current Report on Form 8-K and the Holder shall not be subject to any duty of confidentiality contained herein with respect to such information.

(n) Dispute Resolution. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via email within two (2) Business Days of receipt of the Notice of Exercise giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) Business Days submit via email (i) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (ii) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error. The expenses of the investment bank and accountant will be borne by the Company unless the investment bank or accountant determines that the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares by the Holder was incorrect, in which case the expenses of the investment bank and accountant will be borne by the Holder.

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(o) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

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IN WITNESS WHEREOF, the Company has caused this Pre-Funded Common Stock Purchase Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

BETA BIONICS, INC.

By:
Name:
Title:

NOTICE OF EXERCISE

TO: BETA BIONICS, INC.

(1) The undersigned holder of Warrant No. PF-     hereby elects to purchase        Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

☐ Cash Exercise: lawful money of the United States; or

☐ Cashless Exercise: the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in Section 2(d), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in Section 2(d).

(3) Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

(4) By its delivery of this Notice of Exercise, the undersigned represents and warrants to the Company that in giving effect to the exercise evidenced hereby the Holder will not beneficially own in excess of the number of shares of Common Stock (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended) permitted to be owned under Section 2(e) of the Warrant to which this notice relates.

The Warrant Shares shall be delivered to the following DWAC Account Number or by physical delivery of a certificate to:

SIGNATURE OF HOLDER

Name of Investing Entity:
Signature of Authorized
Signatory of Investing Entity: Name of Authorized Signatory:
Title of Authorized Signatory:

Date:

ASSIGNMENT FORM

(To assign the foregoing warrant, execute

this form and supply required information.

Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, [  ] all of or [  ] shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to whose address is

.

Dated:
Holder’s Signature:

Holder’s Address:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever.

Exhibit B

FORM OF LOCK-UP AGREEMENT

[See attached]

Execution Version

FORM OF LOCK-UP AGREEMENT

September [ • ], 2026

J.P. MORGAN SECURITIES LLC

PIPER SANDLER & CO.

WELLS FARGO SECURITIES, LLC

LEERINK PARTNERS LLC

As Representatives of the

 several Underwriters listed

 in Schedule 1 to the Underwriting

 Agreement referred to below

c/o J.P. Morgan Securities LLC

270 Park Avenue

New York, New York 10017

c/o Piper Sandler & Co.

350 North 5th Street, Suite 1000

Minneapolis, Minnesota 55401

c/o Wells Fargo Securities, LLC

500 West 33rd Street, 14th Floor

New York, New York 10001

c/o Leerink Partners LLC

1301 Avenue of the Americas, 5th Floor

New York, New York 10019

Re:  Beta Bionics, Inc. — Public Offering

Ladies and Gentlemen:

The undersigned understands that you, as Representatives of the several Underwriters, propose to enter into an underwriting agreement (the “Underwriting Agreement”) with Beta Bionics, Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule 1 to the Underwriting Agreement (the “Underwriters”), of common stock, par value $0.0001 per share (the “Common Stock”), of the Company, which may include pre-funded warrants to purchase shares of Common Stock (the “Pre-Funded Warrants” and, together with the shares of Common Stock to be sold in the Public Offering, the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of J.P. Morgan Securities LLC and Piper Sandler & Co. on behalf of the Underwriters, the undersigned will not, and will not cause any direct or indirect affiliate to, during the period beginning on the date of this letter agreement (this “Letter Agreement”) and ending at the close of business 60 days after the date of the final prospectus supplement relating to the Public Offering (the “Prospectus”) (such period, the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the U.S. Securities and Exchange Commission (the “Commission”) and securities which may be issued upon exercise of a stock option or warrant) (collectively with the Common Stock, “Lock-Up Securities”), (2) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise, (3) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities, or (4) publicly disclose the intention to do any of the foregoing. The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition or transfer (whether by the undersigned or any other person) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any Lock-Up Securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Lock-Up Securities, in cash or otherwise.

Notwithstanding the foregoing, the undersigned may:

(a) transfer the undersigned’s Lock-Up Securities:

(i) as a bona fide gift or gifts, including, without limitation, to a charitable organization or educational institution, or for bona fide estate planning purposes,

(ii) by will, testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned (for purposes of this Letter Agreement, “immediate family” of the undersigned shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin of the undersigned),

(iii) by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement,

(iv) pursuant to an order of a court or regulatory agency having jurisdiction over the undersigned,

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(v) to any corporation, partnership, limited liability company or other entity of which the undersigned or the immediate family of the undersigned are the legal and beneficial owner of all of the outstanding equity securities or similar interests,

(vi) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (v) above,

(vii) to any immediate family member or any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned or one or more immediate family members of the undersigned, or if the undersigned is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust,

(viii) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act) of the undersigned, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (B) as part of a distribution to limited partners, limited liability company members, managers, equityholders or stockholders of the undersigned or holders of similar equity interests in the undersigned,

(ix) to the Company (A) upon the undersigned’s death, disability or termination of employment or other service relationship with the Company, provided that such Common Stock were issued to the undersigned pursuant to an agreement or equity award granted pursuant to an employee benefit plan, option, warrant or other right disclosed in the Prospectus, or (B) pursuant to agreements under which the Company has the option to repurchase shares,

(x) as part of a sale of Common Stock of the Company or shares of Common Stock underlying Pre-Funded Warrants purchased by the undersigned in the Public Offering or on the open market following the Public Offering,

(xi) to the Company pursuant to the vesting, settlement or exercise of restricted stock units, restricted stock, options, warrants or other rights to purchase Common Stock (including, in each case, by way of “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement or exercise of such restricted stock units, restricted stock, options, warrants or rights, provided that any such shares of Common Stock received upon such exercise, vesting or settlement shall be subject to the terms of this Letter Agreement, or in connection with sales of Common Stock pursuant to a “sell-to-cover” arrangement upon the vesting, settlement or exercise of restricted stock units, restricted stock, options, warrants or other rights to purchase Common Stock solely to cover the exercise price or tax withholding obligations in connection with such transaction, and provided further that any such restricted stock units, restricted stock, options, warrants or rights are held by the undersigned pursuant to an agreement or equity award granted under a stock incentive plan or other equity award plan, each of which is disclosed in the Prospectus,

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(xii) pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction, in one transaction or a series of related transactions, made to all holders of Common Stock that has been approved by the Company’s board of directors, which results in any person or group of persons becoming the beneficial owners (as defined in Rules 13d-3 and 13d-5 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of 50% of the outstanding voting securities of the Company (or the surviving entity); provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Lock-Up Securities shall remain subject to the provisions of this Letter Agreement, or

(xiii) pursuant to a 10b5-1 Trading Plan (as defined below) that is existing on the date hereof which has been provided to the Underwriters or its legal counsel, provided that, to the extent a public announcement or filing under the Exchange Act, if any, is required by or on behalf of the undersigned or the Company regarding such transfer during the Restricted Period, such announcement or filing shall include the date that the trading plan was entered into and a statement that such transfer is in accordance with an established 10b5-1 Trading Plan, and provided further that the existing 10b5-1 Trading Plan may not be amended during the Restricted Period to allow for an increase in the number of Lock-Up Securities that may be sold pursuant to such existing 10b5-1 Trading Plan;

provided that (A) the Representatives receive a signed lock-up agreement in the form of this Letter Agreement for the balance of the Restricted Period from each donee, devisee, trustee, distributee, or transferee, as the case may be, (B) any such transfer shall not involve a disposition for value, (C) such transfers are not required to be reported during the Restricted Period with the Commission on Form 4 or Form 5 in accordance with Section 16(a) of the Exchange Act, or, in the case of clause (i), (ii), (iii), (iv) and (xi), any such required filing shall clearly indicate in the footnotes thereto that the filing relates to circumstances described in such a clause, and (D) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers during the Restricted Period; and

(b) establish trading plans that comply with Rule 10b5-1 under the Exchange Act (a “10b5-1 Trading Plan”) for the transfer of Lock-Up Securities, so long as there are no sales of Lock-Up Securities under such plan during the Restricted Period; and provided that the establishment of a 10b5-1 Trading Plan providing for sales of Lock-Up Securities shall only be permitted if any public announcement or filing under the Exchange Act, if required or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, shall include a statement to the effect that no transfer of Lock-Up Securities may be made under such plan during the Restricted Period.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the Lock-Up Securities, are hereby authorized to decline to make any transfer of Lock-Up Securities if such transfer would constitute a violation or breach of this Letter Agreement.

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The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering of the Securities and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Representatives may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to you in connection with the Public Offering, the Representatives and the other Underwriters are not making a recommendation to you to enter into this Letter Agreement, and nothing set forth in such disclosures is intended to suggest that the Representatives or any Underwriter is making such a recommendation.

The undersigned understands that, if the Underwriting Agreement does not become effective by September 30, 2026, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities to be sold thereunder, the undersigned shall be released from all obligations under this Letter Agreement. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York.

[Signature page follows]

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Very truly yours,

[NAME OF STOCKHOLDER]

By:
Name:
Title: